UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K
________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2005

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

    On July 14, 2005, plaintiffs in purported securities class action lawsuits have voluntarily dismissed the actions that were filed against us and some of our executive officers and directors in the United States District Court for the Northern District of Georgia, Atlanta division, on January 7, 2005, January 10, 2005, January 11, 2005 and January 25, 2005. The allegations in these actions related to our disclosures regarding the results of the CART-2 clinical trial for AGI-1067 and the complaints sought unspecified damages on behalf of a purported class of purchasers of our securities during the period after our disclosures regarding the CART-2 clinical trial in September 2004 to December 31, 2004.

Similar purported securities class action lawsuits filed against us and some of our executive officers and directors in the United States District Court for the Southern District of New York on January 5, 2005 and February 8, 2005, which were subsequently consolidated under the caption “In re Atherogenics Securities Litigation”, remain pending. We continue to believe that we have meritorious defenses to the plaintiffs’ allegations and intend to defend this matter vigorously.

____________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

/s/MARK P. COLONNESE
Date: July 15, 2005	Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

____________________